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                      GENZYME CORPORATION AND SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                   USED IN COMPUTING INCOME PER SHARE AMOUNTS
                           (Unaudited, in thousands)


                                                                                  THREE MONTHS ENDED
                                                                  ----------------------------------------------------
                                                                      MARCH 31, 1996                MARCH 31, 1995
                                                                  -----------------------       ----------------------
                                                                    COMMON                        COMMON
                                                                  AND COMMON     ASSUMING       AND COMMON    ASSUMING
                                                                  EQUIVALENT       FULL         EQUIVALENT      FULL
                                                                    SHARE        DILUTION         SHARE       DILUTION
                                                                  ----------     --------       ----------    --------
APPLICABLE TO GENERAL DIVISION STOCK:

  Common stock outstanding, beginning of period.............       31,186         31,186         26,447        26,447

  Weighted average common stock issued during the period....          831            831             41            41

  Weighted average common stock assuming
    exercise of options.....................................        2,119          2,121            879         1,013

  Weighted average common stock assuming
    exercise of warrants....................................        1,554          1,619            578           578

  Weighted average common stock assuming conversion of
    6 3/4% Convertible Subordinated Notes...................           (A)         1,339             (A)        1,891
                                                                   ------         ------         ------        ------
  Weighted average number of shares outstanding.............       35,690         37,096         27,945        29,970
                                                                   ======         ======         ======        ======

APPLICABLE TO TR STOCK:

  Common stock outstanding, beginning of period.............       12,113                         8,675

  Weighted average common stock issued during the period....          133                            76

  Weighted average common stock assuming
    exercise of options.....................................           (B)                           (B)

  Weighted average common stock assuming
    exercise of warrants....................................           (B)                           (B)

  Weighted average common stock assuming conversion of
    6 3/4% Convertible Subordinated Notes...................           (A)                           (A)
                                                                   ------                        ------
  Weighted average number of shares outstanding.............       12,246                         8,751
                                                                   ======                         =====


(A) These securities are "other potentially dilutive" securities which effect is included, to the extent such effect is dilutive, in the determination of weighted average shares assuming full dilution.

(B)  The effect of assumed conversion is antidilutive.
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